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                                                                EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors
The Allegro Group, Inc:

We consent to the incorporation by reference in the registration statement on Form S-8 of Mail.com, Inc. of our report dated October 19, 1999, with respect to the balance sheets of The Allegro Group, Inc. as of December 31, 1997 and 1998 and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the Company's Prospectus dated January 25, 2000 in connection with the Company's Registration Statement No. 333-94807.


                                                /s/ KPMG LLP

Columbus, Ohio
February 29, 2000


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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Mail.com, Inc.:


We consent to the incorporation by reference in the registration statement on Form S-8 of Mail.com, Inc. of our report dated March 19, 1999, with respect to the balance sheets of Mail.com as of December 31, 1997 and 1998 and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the Company's Prospectus dated January 25, 2000 in connection with the Company's Registration Statement No. 333-94807.


                                        /s/ KPMG LLP


New York, New York
February 29, 2000